Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005


FORM SERVICER CERTIFICATION

Re:	Asset Backed Securities Corporation
Home Equity Loan Trust Series 2005-HE1
Asset Backed Pass-Through Certificates, Series 2005-HE1

    I, Stella Hess, a duly elected and acting officer of Saxon Mortgage Services, Inc. (the "Servicer"), certify pursuant to Section 4.06(d) of the Pooling and Servicing Agreement to the Depositor, the Seller, the Trustee and each Person, if any, who "controls" the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 3.20 of the Pooling and Servicing Agreement
(the "Annual Compliance Certificate") for the Relevant
Year and the information in all servicing reports required pursuant to the Pooling and Servicing Agreement to be provided by the Servicer to the Trustee during the Relevant
Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to Section 3.21 of the Pooling and Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

    Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2005(the
"Pooling and Servicing Agreement"), among Asset
Backed Securities Corporation, as depositor (the
"Depositor"), DLJ Mortgage Capital, Inc., as seller
(the "Seller"), the Servicer and U.S. Bank National
 Association, as trustee (the "Trustee").

SAXON MORTGAGE SERVICES, INC.,
as Servicer

By: /s/ Stella Hess
Stella Hess
Executive Vice President
3/8/06